EXHIBIT A

                                                     December 10, 1997

                 PROCEDURES FOR DETERMINING CHANGES IN
                 BENEFICIAL OWNERSHIP OF COMMON STOCK

- Effective November 14, 1985, the Articles of Incorporation of Pioneer Hi-Bred International, Inc. (the "Company") were amended (the "Voting Amendment") to provide that, subject to the provisions below, every share of the Company's Common Stock is entitled to five (5) votes per share if it has been beneficially owned continuously by the same holder for a period of 36 consecutive months preceding the record date for the shareholders' meeting. All other shares carry one (1) vote.

- In general, the Voting Amendment provides that a change in beneficial ownership of a share of Common Stock occurs whenever any change occurs in the person or group who has, or shares, voting power, investment power, the right to receive sale proceeds, or the right to receive dividends or other distributions with respect to such share.

- In the absence of proof to the contrary provided in accordance with the procedures referred to below, a change in beneficial ownership shall be deemed to have occurred whenever a share of Common Stock is transferred of record into the name of any person.

- In the case of a share of Common Stock held of record in the name of a corporation, partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, or in any other name except that of a natural person, if it has not been established pursuant to such procedures that there has been no change in the person or persons who direct the exercise of the powers or rights referred to above with respect to such share of Common Stock during the period of 36 months immediately preceding the date on which a determination is made of the shareholders who are entitled to take any action, then a change in beneficial ownership shall be deemed to have occurred during such period.

- There are several exceptions and qualifications to the terms of the Voting Amendment described above. For a copy of the complete Voting Amendment, please contact the Company at the address listed below.

- Shareholders who hold their shares in "street name" or through any other method specified above are required to submit proof of continued beneficial ownership to the Company in order to be entitled to five (5) votes per share. Such proof must consist of a written certification by the record owner that there has been no change in beneficial ownership (as defined in the Voting Amendment) during the relevant period. The required form for this certification is attached. The Company reserves the right, however, to require evidence in addition to the certification in situations where it reasonably believes an unreported change may have occurred. Proof (including certifications) will be accepted only if it is received by the Tabulating Agent at least five (5) days before the date for the shareholders' meeting.

- The Company will notify shareholders of record who are natural persons, in advance of a shareholders' meeting, of the Company's determination as to the number of shares for which they are entitled to five (5) votes per share and the number of shares for which they are entitled to one (1) vote. This determination will be shown on the Proxy cards for such shareholders. Shareholders of record who disagree with such determination may certify that no change in beneficial ownership has occurred during the relevant period by following the same procedure set out in the previous paragraph for other shareholders.

FOR FURTHER INFORMATION
-----------------------

For further information concerning the Voting Amendment in general, or its applicability to a shareholder's particular circumstances, please contact the Company:

             Pioneer Hi-Bred International, Inc.
             800 Capital Square, 400 Locust Street
             P.O. Box 14458
             Des Moines, IA  50306-3458
             Attention:  Jerry L. Chicoine, Secretary
             Telephone number:  515-248-4800 or (800)247-5258




                  PIONEER HI-BRED INTERNATIONAL, INC.

                    SHAREHOLDER CERTIFICATION FORM
                                  FOR
                    ANNUAL MEETING OF SHAREHOLDERS
                                  ON
                           JANUARY 27, 1998

               USE ONLY IF YOU CLAIM MORE VOTING RIGHTS
               ----------------------------------------
                   THAN INDICATED ON YOUR PROXY CARD
                   ---------------------------------

The undersigned certifies that:

    1. Of the _______________ shares of the Company's Common Stock held of record by the undersigned on the close of business on November 28, 1997, ________________ shares have been beneficially owned continuously by the same person since November 28, 1994; and

    2. (Applicable only to shareholders who are natural persons) -- the following is a statement supporting why the undersigned disagrees with the Company's determination of the voting power (as shown on the Proxy card) to which the undersigned is entitled in connection with the Annual Meeting:

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                    Dated:
                          ---------------------------------

-----------------------------      --------------------------------
(Print Shareholder Name)           (Print Shareholder Name)

-----------------------------      --------------------------------
Signature of Shareholder(s)        Signature of Shareholder(s)

Please sign exactly as name appears on the Proxy for the Annual Meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS CERTIFICATION SHOULD BE RETURNED IN THE ENCLOSED POSTAGE PAID
ENVELOPE.